EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii)

Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 16, 2021

3G GLOBAL FOOD HOLDINGS LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G GLOBAL FOOD HOLDINGS GP LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G CAPITAL PARTNERS II LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G CAPITAL PARTNERS LTD.

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director

3G CAPITAL PARTNERS LP

By:	/s/ Bernardo Piquet
Name:	Bernardo Piquet
Title:	Director